Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 1, 2008 by and between  BPA Associates LLC., a Massachusetts  limited liability company (the “Company”) and , John Thomas Bridge & Opportunity Fund, together with its successors and assigns in such capacity, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Sahara Media Inc., a Delaware corporation (“Sahara”) entered  into a Debenture Agreement (the “Debenture Agreement”); in which the Secured Party has loaned the Company $500,000 (the “Loan”)

WHEREAS , immediately after Sahara has received the proceeds of the Loan pursuant to the Debenture Agreement, Sahara is making a $50,000 payment to the Company (the “Sahara Payment”);

WHEREAS, in consideration of the Secured Party’s making the Loan and the Sahara Payment, the Company has agreed to secure the payment of the Loan by Sahara with certain assets of the Company as  set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used herein without definition and defined in the Debenture Agreement are used herein as defined therein.  In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Documents” means any “documents,” as such term is defined in the Uniform Commercial Code, and shall include, without limitation, all documents of title (as defined in the Uniform Commercial Code), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Event of Default” shall have the meaning set forth in the Debenture Agreement.

 “Liabilities” shall mean all obligations, liabilities and indebtedness of every nature of Sahara  from time to time owed or owing under or in respect of this Agreement or the Debenture Agreement as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Lien” shall mean any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind.

 “Proceeds” means “proceeds,” as such term is defined in the Uniform Commercial Code and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

  “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

Section 2.  Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants with, the Secured Party as follows:

(a)           The Company has all rights, title and interest to the Collateral and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to the Company acquiring the same) and no Lien or licenses exists or will exist upon such Collateral at any time.

(b)           This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of the Company’s right, title and interest in and to the Collateral, and upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule I attached hereto, such security interest will be a duly perfected first priority security interest in all of the Collateral.

(c)           The Collateral is a trade secret of the Company and the contents of the Collateral is not information readily available to the general public.  No other party has the right to use or access the Collateral.

Section 3.  Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities, the Company hereby pledges and grants to the Secured Party, for the benefit of itself and the Buyers, a Lien on and security interest in and to all of the Company’s right, title and interest in all the database listed on Schedule II.

Section 4.  Covenants; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Secured Party as follows:

4.1.  Delivery and Other Perfection; Maintenance, etc.

(a)           Documents and Actions.  The Company shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement, or other papers that may be necessary or desirable (in the reasonable judgment of the Secured Party) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest.  Notwithstanding the foregoing, the Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) cove the Collateral  and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of Delaware or any other State for the sufficiency or filing office acceptance of any financing statement or amendment.  The Company agrees to furnish any such information to the Secured Party promptly upon request.  The Company also ratifies its authorization for the Secured Party to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.2  Other Liens.  The Company will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

4.3  Events of Default, Etc.  During the period during which an Event of Default (as defined in the Debenture Agreement) shall have occurred and be continuing:

(a)           the Company shall, at the request of the Secured Party, assemble the Collateral and make it available to Secured Party  at a place or places designated by the Secured Party which are reasonably convenient to Secured Party, as applicable;

(b)           the Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)           the Secured Party shall have all of the rights and remedies with respect to the Collateral of a Secured Party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a Secured Party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right) and (ii) to the appointment of a receiver or receivers for all or any part of the Collateral, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Liabilities secured by such Collateral.  The Company hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Agreement.  The Company hereby expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver;

(d)           the Secured Party, in its discretion may, in the name of the Secured Party or in the name of a the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e)  RESERVED; and

(f)           the Secured Party may, upon ten (10) Business Days’ prior written notice to the Company of the time and place (which notice the Company hereby agree is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.3 shall be applied in accordance with Section 4.8 hereof.

4.4  Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, the Company shall remain liable for any deficiency.

4.5  Private Sale.  The Company recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit a the Company to register such Collateral for public sale under the Act, or under applicable state securities laws, even if the Company would agree to do so.  The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and the Company hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

The Company further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company’s expense, provided that the Company shall be under no obligation to take any action to enable any or all of such Collateral to be registered under the provisions of the Act.  The Company further agrees that a breach of any of the covenants contained in this Section 4.5 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.5 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

4.6  Perfection.  Immediately after the execution and delivery of this Agreement, the Company shall file such financing statements, assignments for security and other documents in such offices as may be necessary to perfect the security interests granted by Section 3 of this Agreement.

4.7  Termination.  This Agreement and the Liens and security interests granted hereunder shall  terminate upon  the termination of the Notes and the full and complete performance and indefeasible satisfaction of all the Liabilities in respect of to the Notes (including, without limitation, the indefeasible payment in full in cash of all such Liabilities).  The Secured Party shall also return any Collateral to the Company and execute and deliver to the Company upon such termination and at the Company’ expense such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral.

4.8  Application of Proceeds.  The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Secured Party under this Agreement, shall be applied in the manner set forth in the Notes (or, if not so set forth, in a manner acceptable to, and at the election of, the Secured Party).

4.9  Attorney-in-Fact.  The Company hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name,  from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder or to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following upon the occurrence and during the continuation of any Event of Default:

(a)           to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

(b)           to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(c)           to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(d)           to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(e)           to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f)           to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(g)           to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

(h)           to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

(i)           to the extent that a Debtor’s authorization given in Section 4.1(a) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without the Company’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Company’s name such financing statements and amendments thereto and continuation statements which may require the Company’s signature; and

(j)           generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owners thereof for all purposes, and to do, at the Secured Party’s option and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do.

Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof.  The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until this Agreement is terminated in accordance with Section 4.7 hereof.

Each Debtor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, to execute, in connection with any sale of Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.10  Perfection.  The Company shall file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Party or the Representative may request to perfect the security interests granted by Section 3 of this Agreement.

4.12  Limitation on Duty of Secured Party.  The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Secured Party nor any of their respective officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for willful misconduct.  Without limiting the foregoing, the Secured Party and  shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Secured Party, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Section 5.  Miscellaneous.

5.1  No Waiver.  No failure on the part of the Secured Parties to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Parties of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

5.2  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Texas applicable to contracts made and to be performed in that State, without regard to conflict of law principles thereof that would result in the application of the laws of any jurisdiction other than the State of Texas.

5.3  Notices.   Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to BPA Associates
C/O Sahara Media, Inc.
75 Franklin Street, Second Floor
New York, New York 10013

With a copy to :Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, New York, New York 10006

If to the Investor: John Thomas Bridge & Opportunity Fund
3 Riverway, Suite 1800
Houston, Texas 77056
Attention: George Jarksey
Facsimile: __________________

with a copy to:

Brewer & Pritchard, P.C.
3 Riverway, Suite 1800
Houston, Texas 77056
Attn: Thomas C. Pritchard
Telephone: (713) 209-2911
Facsimile: (713) 209-2921
Email: Pritchard@bplaw.com

5.4  Amendments, Etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company sought to be charged or benefited thereby and the Secured Parties.  Any such amendment or waiver shall be binding upon the Secured Parties and the Company sought to be charged or benefited thereby and their respective successors and assigns.

5.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Secured Party.  The Secured Party may assign any or all of its rights under this Agreement to any Person to whom the Secured Party assigns or transfers the Debenture, provided such transferee agrees in writing to be bound, with respect to the transferred Debenture by the provisions of this Agreement that apply to the “Secured Party.”

5.6  Counterparts; Headings.  This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart.  This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.7  Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.9  GOVERNING LAW; VENUE.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF ITS CONFLICT OF LAW PROVISIONS.   The Company and the Secured Party hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein or therein may be instituted by any Secured Party in any State or Federal court sitting in Harris County, Texas, United States of America, and, by the execution and delivery of this Agreement, the Company expressly waives any objection that it may have now or hereafter to the laying  of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

5.10           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.11           Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between the Company and the Secured Parties and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered.

BPA Associates LLC

By:	/s/ Bertha Anderson
Bertha Anderson
Officer

John Thomas Bridge & Opportunity Fund:

By:	/s/ George R. Jarkesy, Jr.
George R. Jarkesy, Jr.
Managing Member of the General Partner

Agreed and Accepted:

Sahara Media, Inc

By:	/s/ Philmore Anderson IV
Philmore Anderson IV
Chief Executive Officer

SCHEDULE I
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SECURITY AGREEMENT

SCHEDULE III
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SECURITY AGREEMENT

DATABASE